Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Newtek Business Services Corp. of our reports dated March 15, 2016, relating to our audits of the consolidated financial statements and the effectiveness of internal control over financial reporting, appearing in the 2015 Annual Report on Form 10-K and incorporated by reference in the Registration Statement on Form S-8.

/s/ RSM US LLP

New York, New York

July 26, 2016